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SYNETIC AND MEDICAL MANAGER ANNOUNCE MERGER

ELMWOOD PARK, NJ & TAMPA Fla.--(BUSINESS WIRE)--May 17, 1999--Synetic, Inc. (NASDAQ:SNTC - news) and Medical Manager Corporation (NASDAQ:MMGR - news) today announced that the two companies have signed a definitive merger agreement providing for a strategic business combination between Synetic and Medical Manager, a leading provider of physician practice management systems, in a tax free pooling of interests transaction valued at approximately $1.4 billion.

The merger creates an organization with the components needed to transform the information infrastructure of America's practicing physicians, with the goal of revolutionizing the way in which physicians can communicate electronically with payers, suppliers, providers and patients. Synetic, Inc. operates two principle lines of business, healthcare electronic commerce services through CareInsite, Inc., and plastics and filtration technologies through Porex Corporation.

Terms of the merger call for each outstanding share of Medical Manager common stock to be exchanged into 0.625 newly issued shares of Synetic common stock, subject to a collar mechanism. Completion of the agreement, which is expected during the quarter ending September 30, 1999, is subject to approval by Synetic's and Medical Manager's shareholders, regulatory approval and certain other customary conditions.

According to Martin J. Wygod, Chairman of Synetic, "Medical Manager represents the Company's initial transaction focused on building a significant base of physicians. With a physician base estimated at more than 120,000 and a premier service and support network, Medical Manager has become a trusted partner in the physician's office and the defacto information technology department to a meaningful share of the nation's physicians." He continued, "In order to create the most effective channel of communication between physicians and their constituents, one must not only maximize the number of participating physicians, but also be in a position to transform the underlying information infrastructure of the medical practice. Together, we expect Medical Manager and CareInsite to be differentiated by our ability to implement products and services truly integrated into the workflow of the physician's practice."

Commenting on the transaction, Mickey Singer, Chairman and CEO of Medical Manager said,



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"Synetic's history of innovation in managed care, its success in building relationships with payers, and its ability to implement an economic model that benefits both physicians and payers, provides the combined companies with substantial advantages." He continued, "The merger creates important synergies for both companies. CareInsite gains the ability to implement its services to more than 120,000 Medical Manager physicians nationwide, and provides Medical Manager with an opportunity to develop and implement the next generation of Internet enabled software products and services for the physician practice."

Medical Manager is a leading provider of comprehensive physician practice management systems which automate the mission critical tasks for approximately 120,000 physicians in more than 24,000 medical practices nationwide. The Company's distribution network of almost 2,000 sales and technical support personnel provide service, training and support to physician offices in every major market in the United States.

CareInsite provides innovative healthcare network and e-commerce services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information between physicians, and their affiliated payers, patients, providers and suppliers. The Company's services are designed to simplify physician administration of payer rules leading to reduced healthcare costs, improved care, and more satisfied patients. CareInsite expects to achieve broad distribution of its services to physicians through its own web portal, and through integration with the physician and hospital information management systems resident in the physician's practice.

Martin J. Wygod will serve as Chairman of the combined company. Synetic's current senior management team will remain in place with the addition of two executives from Medical Manager. Mickey Singer will become the Vice Chairman and Co-CEO and John Kang, currently President of Medical Manager, will become Co-CEO. In addition, several members of the Synetic senior management team will fill the key management positions of CareInsite, including Paul Suthern who will serve as its CEO. The Board of Directors of the combined company will be expanded from eleven to sixteen, with the addition of five Medical Manager directors.

Upon completion of the merger agreement, the combined company will change its name to Medical Manager. In addition, Medical Manager and CareInsite have entered into an agreement under which CareInsite will be the exclusive provider of certain network, web hosting and transaction services to Medical Manager. Under the collar mechanism contained in the merger agreement, the exchange ratio will be adjusted to yield a value of $42.00 for each share of Medical Manager common stock if the average price of Synetic common stock is between $56.00 and $67.20 during the ten trading day period immediately preceding the two trading days prior to the shareholder's meeting to approve the transaction. In addition, Medical Manager may terminate the merger if the average price of Synetic's common stock is less than $56.00 during the same measurement period.

Medical Manager stockholders, including Mickey Singer and John Kang, owning an aggregate of approximately 37% of the outstanding shares of Medical Manager have executed an irrevocable voting agreement to vote their shares in favor of the merger agreement. Martin J. Wygod, Chairman of Synetic, has executed a similar agreement to vote the Synetic shares that he controls, representing 26% of the outstanding stock of Synetic, in favor of the merger. In connection with the execution of the merger agreement, Medical Manager has granted to Synetic an option to purchase shares of Medical Manager common stock constituting 19.9% of the outstanding shares of Medical Manager in the event that the merger agreement is terminated in certain circumstances. Synetic has granted a similar option to Medical Manager with respect to 10% of the outstanding shares of Synetic.




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As previously announced, Synetic's healthcare e-commerce subsidiary, CareInsite, has filed a registration statement for the initial public offering of shares of its common stock. Subject to the filing and approval of the appropriate amendments with the Securities and Exchange Commission, Synetic intends to proceed as planned with this initial public offering and hopes to consummate this offering as soon as possible.

A registration statement relating to the securities of CareInsite referred to in this press release has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

The statements contained in this release, other than the terms of the merger, are forward looking statements that involve risks and uncertainties, including but not limited to successful closure of the merger and integration of the Synetic and Medical Manager products, the feasibility of developing commercially profitable healthcare e-commerce services, the effect of economic conditions, physician and other user acceptance, the impact of competitive products, services, and pricing, product development, commercialization and technological difficulties, and other risks detailed in Synetic's and Medical Manager's Securities and Exchange Commission filings.

CONTACT:

         James R. Love
         Synetic, Inc.
         Executive Vice President and
         Chief Financial Officer
         (201) 703-3400

         Lee Robbins
         Medical Manager Corporation
         Chief Financial officer
         (813) 287-2990